Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

NIMBLEGEN SYSTEMS, INC.

(hereinafter called the “Corporation”)

ARTICLE I. OFFICES

The registered office of the Corporation in the State of Delaware initially shall be located in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof initially shall be The Corporation Trust Company. The registered office and the registered agent may be changed from time to time. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II. STOCKHOLDERS’ MEETINGS

SECTION 1. Annual Meetings. The annual meeting of the stockholders, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time as the Board of Directors shall determine. If the election of directors is not held on the day designated by the Board of Directors for any annual meeting of the stockholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

SECTION 2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the President and Chief Executive Officer or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

SECTION 3. Place of Meeting. The Board of Directors, or the Chairman of the Board or the President and Chief Executive Officer if the Chairman of the Board or the President and Chief Executive Officer calls the meeting, may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or any special meeting of the stockholders.

SECTION 4. Notice of Meeting. Notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of any annual or special meeting to each stockholder entitled to vote at such meeting. Notice may be given in person, by facsimile, by mail, by private carrier or by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary, or an Assistant Secretary, or to the Corporation’s transfer agent, or to another person responsible for giving notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or any other action. Notice will be deemed given at the earliest of the following: (a) if in person, when given; (b) if by mail, two days after the date mailed, postage prepaid, to the stockholder’s address as it appears in the records of the Corporation; (c) if by private carrier, one day after deposited with a private carrier to the stockholder’s address as it appears in the records of the Corporation; (d) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (e) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (f) if by a posting to an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; (f) if by any other form of electronic transmission, when directed to the stockholder.

SECTION 5. Conduct of Meeting. The Chairman of the Board shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board, the President and Chief Executive Officer or, in his or her absence, any Vice President of the Corporation shall preside.

SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a determination of stockholders for any other lawful purpose, the Board of Directors of the Corporation may fix, in advance, a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) nor less than ten (10) days prior to the date of any proposed meeting of stockholders, nor more than sixty (60) days prior to any other action. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall be applied to any adjournment thereof provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 7. Quorum and Adjournments. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders; provided, however, that where a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series, represented in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting (unless a new record date is set for that adjourned meeting). An annual or special meeting of stockholders may be adjourned to another time or place at any time, including after action on one or more matters, by a majority of shares represented, even if less than a quorum, for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information of stockholders or to count votes. An annual or special meeting of stockholders may also be adjourned to another time or place at any time, including after action on one or more matters, by the Chairman of the Board or other person presiding at the meeting for any purpose including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to stockholders or to count votes. When a meeting is adjourned, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the initial meeting.

SECTION 8. Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote by proxy appointed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy. A stockholder or a stockholder’s authorized officer, director, employee, agent or attorney-in-fact may use any of the following means to appoint a proxy:

(a) In writing by signing or causing the stockholder’s signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature;

(b) By transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy; or

(c) By any other means permitted by the General Corporation Law of the State of Delaware (the “DGCL”).

An appointment of a proxy shall be effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent authorized to tabulate votes.

SECTION 9. Voting of Shares. (a) Except as otherwise provided in the Certificate of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. Except as otherwise provided in the Certificate of Incorporation or required by the DGCL, when a quorum is present or represented at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders in all matters other than the election of directors; provided, however, that where a separate vote by class or classes or series is required, when a quorum is present or represented at any meeting, the affirmative vote of the majority of shares of such class or classes or series present in person or represented by proxy at the meeting shall be the act of such class or classes or series. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Shares standing in the name of another corporation may be voted by any officer of such corporation or any proxy appointed by any officer of such corporation. A proxy executed by any such officer shall be conclusive evidence of the signer’s authority to act in the absence of express notice given in writing to the Secretary of this Corporation of the designation of some other person by the board of directors or bylaws of such other corporation.

(b) Shares of the Corporation belonging to it or to another corporation, if a majority of shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote or be counted for quorum purposes; provided, however, the Corporation shall not be limited in its right to vote any stock, including but not limited to its own stock, held by it in a fiduciary capacity.

SECTION 10. List of Stockholders. The Secretary, or other officer of the Corporation having charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

SECTION 11. Waiver of Notice by Stockholders. Whenever any notice whatever is required to be given to any stockholder of the Corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, or a waiver by electronic transmission, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 12. Informal Action by Stockholders. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of such stockholders and may not be effected by written consent of such stockholders in lieu of such meeting.

SECTION 13. Advance Notice Shareholder-Proposed Business at Annual Meeting. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any amendment or supplement thereto) given in accordance with Section 4, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, the Chairman of the Board, or the President and Chief Executive Officer or (c) otherwise properly brought before the meeting by a stockholder who is a stockholder of record on the date of the giving of the notice provided for in this Section 13 and on the record date for the determination of stockholders entitled to vote at such annual meeting. In addition to any other requirements under applicable law, the Certificate of Incorporation or these Bylaws, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received at the principal office of the Corporation not less than 120 days prior to the anniversary date of the annual meeting of stockholders in the immediately preceding year. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) the text of such proposal or a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of stock of the Corporation which are owned beneficially and of record by the stockholder, (d) any interest of the stockholder in such business, (e) a representation that the person sending the notice is a stockholder of record entitled to vote at such meeting and will remain such through the record date for the meeting, and (f) a representation that such stockholder intends to appear in person or by proxy at such meeting to move for the consideration of the business set forth in the notice. In addition, any such stockholder shall be required to provide such further information as may be requested by the Corporation in order to comply with federal and state securities laws, and rules and regulations thereunder.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 13; provided, however, that nothing in this Section 13 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of the Corporation’s Certificate of Incorporation and Bylaws; and if he or she should so determine, the presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

SECTION 14. Procedure for Nomination of Directors. Only persons nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, subject to any rights of holders of Preferred Stock of the Corporation with respect to the nomination of directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any committee appointed by the Board of Directors, or by any stockholder of the Corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 14 and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with all of the procedures set forth in this Section 14.

Nominations other than those made by or at the direction of the Board of Directors or any committee appointed by the Board of Directors shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s request to nominate a person for director, together with the written consent of such person to serve as director, must be received by the Secretary of the Corporation at the Corporation’s principal office (a) with respect to an election held at an annual meeting of stockholders, not less than 120 days prior to the anniversary date of the annual meeting of stockholders in the immediately preceding year, or (b) with respect to an election held at a special meeting of stockholders for the election of directors, not less than the close of business on the eighth day following the date of the earlier of public announcement or notice of such meeting. To be in proper written form, such stockholder’s notice shall set forth in writing (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (iv) such other information relating to such person as would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and any successor to such Regulation; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder, (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, and (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. The Corporation may require the stockholder giving the notice or the proposed nominee to furnish such other information as may reasonably be required by the Corporation in connection with the proposed nomination. The presiding officer at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures or other requirements prescribed by the Corporation’s Certificate of Incorporation and Bylaws; and if he or she should so determine, such presiding officer shall so declare to the meeting and the defective nomination(s) shall be disregarded.

SECTION 15. Inspectors of Election. The Board of Directors by resolution shall, in advance of any meeting of stockholders, appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors to act at such meeting and make a written report thereof. The Board of Directors, or an officer authorized by the Board of Directors, may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall have the duties prescribed by the DGCL.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office. The directors shall be divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Except as otherwise provided in the Certificate of Incorporation, the term of directors of each class shall be three years. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be duly elected, subject, however, to his prior death, resignation or removal from office.

SECTION 3. Regular Meetings. The Board of Directors may determine the time and place, either within or without the State of Delaware, for the holding of regular meetings without other notice than such action.

SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the President and Chief Executive Officer or Secretary, or two-thirds of the directors. The person or persons calling such meeting may fix any time or place, either within or without the State of Delaware, for holding any special meeting of the Board of Directors called by them.

SECTION 5. Chairman of the Board. The Board of Directors shall have a Chairman of the Board, who shall be one of its members, to serve as its leader with respect to its activities. The Chairman of the Board shall be elected by the Board of Directors. The Board of Directors may remove and replace the Chairman of the Board at any time with or without cause. The Chairman of the Board shall not be an officer or employee of the Corporation by virtue of such position. The Chairman of the Board shall preside at all regular and special meetings of the Board of Directors, in each case except as he or she delegates to the President and Chief Executive Officer or other officer of the Corporation or as otherwise may be determined by the Board of Directors.

SECTION 6. Notice; Waiver. Notice of any special meeting shall be given at least five (5) days previously thereto by notice stating the date, time and place of the meeting. Notice may be communicated in person, by telephone, by facsimile or other form of wire or wireless communication, or by mail or private carrier. Notice will be deemed given at the earliest of the following: (a) if in person or by telephone, when given, (b) if by mail, two days after the date mailed, by registered or certified mail, postage prepaid and return receipt requested to the director’s address as it appears in the records of the Corporation, (c) if by private carrier, one day after deposited with a private carrier to the director’s address as it appears in the records of the Corporation, (d) if by electronic mail, when directed to an electronic mail address identified in the records of the Corporation as a current such address for the director, or (e) if by facsimile, when directed to a number identified in the records of the Corporation as a current number for facsimile transmissions to the director. Whenever any notice whatever is required to be given to any director of the Corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance at or participation in a meeting by or director shall constitute a waiver of notice of such meeting except where a director attends or participates in a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

SECTION 7. Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Certificate of Incorporation or these Bylaws or by law.

SECTION 9. Vacancies. Any vacancy on the Board of Directors, however caused, including, without limitation, any vacancy resulting from an increase in the number of directors, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he has been elected and until his successor shall be elected. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director will not take office until the vacancy occurs.

SECTION 10. Removal and Resignation of Directors. Except as otherwise determined by the Board of Directors with respect to any Preferred Stock pursuant to the Certificate of Incorporation, no director of the Corporation may be removed from office except for Cause and by the affirmative vote of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders duly called for such purpose. As used in this Section 10, the term “Cause” shall mean solely malfeasance arising from the performance of a director’s duties which has a materially adverse effect on the business of the Corporation.

A director may resign at any time by delivering notice in writing or by electronic transmission to the Board of Directors, the Chairman of the Board or to the Corporation (which shall be directed to the Secretary). A resignation is effective when the resignation is delivered unless the resignation specifies a later date or an effective date determined upon the happening of an event or events.

SECTION 11. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish the compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

SECTION 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 13. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting of the Board of Directors or any committee thereof if all members of the Board of Directors or of the committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or the committee.

SECTION 14. Conferences. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE IV. COMMITTEES OF DIRECTORS

SECTION 1. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors then in office, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any of the Bylaws. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies, and to dissolve any committee at any time.

SECTION 2. Rules. Except as required or limited by these Bylaws, by resolution of the Board of Directors, or by law, each committee shall be authorized to fix its own rules governing the conduct of its activities. Each committee shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

SECTION 3. Meetings and Action of Committees. Unless specifically provided to the contrary in or otherwise restricted by the Certificate of Incorporation, these Bylaws, a resolution adopted by the Board of Directors or a committee charter, meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 3 (regular meetings), 4 (special meetings), 6 (notice), 7 (quorum), 8 (manner of acting), 12 (presumption of asset), 14 (informal action), and 15 (conferences) of Article III of these Bylaws with such changes in the context of those Sections as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee and that special meetings of committees may also be called by resolution of the Board of Directors.

ARTICLE V. OFFICERS

SECTION 1. Officers. The officers of the Corporation shall be a President and Chief Executive Officer, a Secretary and a Treasurer, and as many Vice Presidents and Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as may be appointed and by the Board of Directors from time to time. Any two or more offices may be held by the same person.

SECTION 2. Election and Term of Office. The officers of the Corporation shall be chosen by the Board of Directors. Each officer shall hold office until his successor shall have been appointed or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

SECTION 4. Vacancies. A vacancy in any principal office because of death, resignation, removal or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. President and Chief Executive Officer. The President and Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general administer and manage the business and affairs of the Corporation. He may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws or some other law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President and Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. Vice President. Any Vice President shall perform such duties as are incident to the office of Vice President or as may be prescribed from time to time by the Board of Directors or the President and Chief Executive Officer. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the Corporation. In the absence of the President and Chief Executive Officer, or in the event of his death or inability to act, the Vice President designated by the Board of Directors shall perform the duties of the President and Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer. One or more of the Vice Presidents may be designated as Executive Vice President or Senior Vice President.

SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the stockholders’ and the Board of Directors’ meetings in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records, (d) keep a register of the post office address of each stockholder, (e) sign with the President and Chief Executive Officer or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, (f) have general charge of the stock transfer books of the Corporation, and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President and Chief Executive Officer or by the Board of Directors.

SECTION 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by or under the authority of the Board of Directors, and (b) in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the President and Chief Executive Officer or by the Board of Directors.

SECTION 9. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors or by a committee of the Board of Directors or by officers authorized by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation.

SECTION 10. Voting Corporation’s Securities. Unless otherwise ordered by the Board of Directors, the President and Chief Executive Officer, or any officer of the Corporation designated by the President and Chief Executive Officer, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors or the President and Chief Executive Officer or any Vice President of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person or entity to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares; provided, however, that any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

SECTION 2. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

ARTICLE VII. INDEMNIFICATION OF DIRECTORS,

OFFICERS, EMPLOYEES AND OTHERS ACTING FOR CORPORATION

SECTION 1. General. The Corporation shall indemnify to the fullest extent not prohibited by law any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, or employee benefit plan fiduciary of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, agent, employee benefit plan fiduciary or employee of another corporation, partnership, joint venture, trust or other enterprise.

SECTION 2. Determination of Right to Receive. Any indemnification under Section 1 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in whole or in part in accordance with Section 1 of this Article. Such determination shall be made:

(a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or

(c) if there are no such directors, by independent legal counsel in a written opinion; or

(d) by the stockholders.

SECTION 3. Corporation’s Right to Supplement. The Corporation may, but shall not be required to, supplement the right of indemnification under this Article, by any lawful means, including without limitation by reason of enumeration, (a) the purchase of insurance on behalf of any one or more of such persons, whether or not the Corporation would be obligated to indemnify such person under Section 1 of this Article or otherwise, and (b) individual or group indemnification agreements with any one or more of such persons.

SECTION 4. Payment of Expenses. Expenses, including attorneys’ fees, incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee benefit plan fiduciary to repay such amount, if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as to such amounts.

SECTION 5. Not Exclusive of Other Rights. The indemnification provided by this Article shall be not deemed exclusive of any other right to which an indemnified person may be entitled under Section 145 of the DGCL or otherwise applicable law, or under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, or employee benefit plan fiduciary and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 6. Automatic Amendments. To the extent any court of competent jurisdiction shall determine that the indemnification provided under this Article shall be invalid as applied to a particular claim, issue or matter, the provisions hereof shall be deemed amended to allow indemnification to the maximum extent permitted by law.

SECTION 7. Miscellaneous. The provisions of this Article shall be applicable to all actions, claims, suits or proceedings, commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding which is based in any material respect from any alleged action or failure to act prior to such amendment, modification or repeal.

ARTICLE VIII. AMENDMENTS

The Bylaws of the Corporation shall be subject to alteration, amendment or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of shares of stock representing at least 75 percent of the total combined voting power of all classes of outstanding stock of the Corporation, voting as a single class, at the annual or a special meeting of the stockholders, or by the affirmative vote of directors constituting not less than a majority of the entire Board of Directors then in office at any regular or special meeting of the Board of Directors of the Corporation. By affirmative vote of the holders of shares of stock representing at least 75 percent of the total combined voting power of all classes of outstanding stock of the Corporation, voting as a single class, at the annual or a special meeting of the stockholders, the stockholders may specify that any provision of the Bylaws may not be altered, amended, or repealed by the Board of Directors, in which case such provision may only be altered, amended or repealed by the stockholders in accordance with the foregoing.

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